Exhibit 23.1

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 12, 2000 included in Hometown Auto Retailers, Inc.'s Form 10-K for the year ended December 31, 1999 and to references to our Firm included in this registration statement filed on Form S-3 registering 15,000 shares of Hometown Auto Retailers, Inc.'s common stock.

New York, New York
May 31, 2000


                                        By: /s/ Arthur Andersen LLP
                                            ------------------------------------
                                            Arthur Andersen LLP